UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities and Exchange Act of 1934
Date of Report (Dated of earliest event reported): May 5, 2025

HERITAGE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 000-29480

Washington			91-1857900
(State or other jurisdiction of incorporation or organization)			(I.R.S. Employer Identification No.)

201 Fifth Avenue SW,	Olympia	WA	98501
(Address of principal executive offices)			(Zip Code)
(360) 943-1500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, no par value	HFWA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Officer
Heritage Financial Corporation, Olympia, Washington (“Heritage”), the parent company of Heritage Bank, issued a press release on May 6, 2025, announcing the final steps in its previously-announced Chief Executive Officer (“CEO”) succession plan.
Jeffrey J. Deuel, who had held the title of CEO of Heritage since 2019, retired from his role as CEO effective May 6, 2025, and will serve as a non-officer employee of Heritage until March 31, 2027, pursuant to the terms of a Transitional Employment Agreement with Heritage, as previously disclosed.
Bryan D. McDonald, age 53, who has held the title of President of Heritage and President and CEO of Heritage Bank since July 1, 2024, succeeded Mr. Deuel as President and CEO of Heritage and its wholly-owned banking subsidiary, Heritage Bank, effective May 6, 2025. Mr. McDonald previously held the position of Chief Operating Officer of Heritage Bank since 2018.
Mr. McDonald has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. McDonald also currently serves as a director on the Washington Bankers Association Board and as a member of the American Bankers Association Government Relations Council.

Appointment of New Director
On May 5, 2025, the Board of Directors (“Board”) of Heritage, upon the recommendation of the Governance and Nominating Committee of the Board, approved the appointment of Mr. McDonald to the Board, effective May 6, 2025. In addition, Mr. McDonald was appointed to the Board of Directors of Heritage Bank, effective May 6, 2025. Mr. McDonald will serve on the Risk and Technology Committee of the Board.

Employment Agreement for Mr. McDonald

On May 6, 2025, Heritage entered into a new employment agreement with Mr. McDonald. A copy of the agreement is filed as Exhibit 10.1 hereto and is incorporated by reference herein. The following summary of the agreement is qualified in its entirety by the full text of the agreement.
The agreement has an initial term through June 30, 2028. The term of the agreement automatically extends for an additional year on July 1, 2026, and each July 1 thereafter, unless either party gives at least 90 days’ prior notice that the employment period will not be extended. During the agreement’s term, Heritage will initially appoint Mr. McDonald as, and subsequently nominate Mr. McDonald to be, a member of the Board and the Board of Directors of Heritage Bank, and, subject to election by Heritage’s shareholders, Mr. McDonald will serve as a member of the Board and the Board of Directors of Heritage Bank.
The employment agreement provides for an annual base salary of $650,000. Starting in 2026, Mr. McDonald’s base salary will be reviewed annually and may be increased at the discretion of the Board. The agreement provides that Mr. McDonald is eligible to receive performance-based annual cash incentive bonuses, in accordance with Heritage’s annual incentive plan, with a short-term target opportunity of 50% of annual base salary. In addition, Mr. McDonald is generally eligible to participate in all incentive and employee benefit plans of Heritage, on as favorable a basis as other similarly situated and performing senior executives, and will be provided an automobile for business use or a car allowance.
The agreement for Mr. McDonald provides for severance benefits in the event Heritage terminates his employment other than for cause, or if he terminates his employment for good reason (each, a “Termination”). For a Termination during the term of the employment agreement that is not in connection with a change in control, Mr. McDonald would be entitled to receive, payable in 24 equal monthly installments, an amount equal to 150% of the sum of his base salary plus his three-year average annual bonus (“Base Compensation”). For a Termination in connection with a change in control, Mr. McDonald would be entitled to receive a lump sum equal to 250% of his Base Compensation. In the event of any Termination, Mr. McDonald and his eligible dependents would also be entitled to continued coverage under the medical and dental plans of Heritage at active employee rates for 18 months. The employment agreement also provides for accelerated vesting of outstanding equity awards and any unvested Heritage contributions to the Heritage non-qualified deferred compensation plan in the event of a specified Termination.
The above severance benefits under Mr. McDonald’s employment agreement are contingent upon Mr. McDonald’s execution, delivery and non-revocation of a general release and waiver of claims against Heritage. The agreement is subject to certain banking regulatory provisions and includes a clawback provision should any payments or benefits require recapture under any applicable policy, statute, law, regulation or regulatory interpretation or guidance. Further, the agreement provides for an automatic reduction of severance payments if the reduction would result in a better net-after-tax result for Mr. McDonald after taking into account the impact of the golden parachute payment restrictions of Sections 280G and 4999 of the Internal Revenue Code.
The employment agreement for Mr. McDonald contains restrictive covenants prohibiting the unauthorized disclosure of confidential information of Heritage by Mr. McDonald during and after his employment with Heritage and prohibiting Mr. McDonald from competing with Heritage and from soliciting its employees or customers during employment and after termination of employment for any reason. For Mr. McDonald, the non-competition and non-solicitation provisions apply for a period of 18 months following a termination for any reason (the non-competition and non-solicitation provisions instead apply for a period of 12 months if such termination is in connection with a change in control).

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)The annual meeting of shareholders (the “Annual Meeting”) of Heritage was held on May 5, 2025.
(b)There were a total of 33,990,827 shares of Heritage’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 28,147,323 shares of common stock were represented in person or by proxy, therefore a quorum was present. The following proposals were submitted by the Board to a vote of shareholders:

Proposal 1. Election of Directors. The following individuals were elected as directors for one-year terms:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Brian S. Charneski	25,026,656	735,107	11,177	2,374,383
Trevor D. Dryer	25,715,482	40,965	16,493	2,374,383
Kimberly T. Ellwanger	24,569,771	1,193,430	9,739	2,374,383
Gail B. Giacobbe	25,708,556	48,789	15,595	2,374,383
Jeffrey S. Lyon	25,174,634	587,129	11,177	2,374,383
Frederick B. Rivera	25,540,901	208,168	23,871	2,374,383
Karen R. Saunders	25,716,330	41,555	15,055	2,374,383
Brian L. Vance	25,365,635	390,272	17,033	2,374,383
Ann Watson	25,048,923	707,289	16,728	2,374,383
Based on the votes set forth above, the above-named directors were duly elected to serve as directors of Heritage for a one-year term expiring at the annual meeting of shareholders in 2026 and until their respective successors have been duly elected and qualified.

Proposal 2. Advisory (non-binding) approval of the compensation paid to Heritage’s named executive officers. This proposal received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
25,108,341	517,307	147,291	2,374,383
Based on the votes set forth above, the compensation paid to the named executive officers was approved by shareholders. Heritage presents annually an advisory vote on the compensation paid to Heritage’s named executive officers.

Proposal 3. Ratification of the appointment of Crowe LLP as Heritage’s independent registered public accounting firm for the year ending December 31, 2025. This proposal received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
27,929,543	204,343	13,437	—

Based on the votes set forth above, the appointment of Crowe LLP as Heritage’s independent registered public accounting firm for the year ending December 31, 2025 was duly ratified by the shareholders.

Item 7.01 Regulation FD Disclosure
On May 6, 2025, Heritage issued a press release announcing the final steps of its CEO succession plan. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The information furnished pursuant to this Item and the related exhibit is being “furnished” and will not, except to the extent required by applicable law or regulation, be deemed “filed” by Heritage for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement between Heritage Financial Corporation and Bryan D. McDonald dated May 6, 2025

99.1	Press Release of Heritage Financial Corporation dated May 6, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE FINANCIAL CORPORATION

Date:
May 6, 2025	/s/ Jeffrey J. Deuel
Jeffrey J. Deuel
Chief Executive Officer